Exhibit 99.1

Maxar Technologies Chief Financial Officer Biggs Porter to Retire in 2023

Westminster, CO – September 15, 2022 – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), a provider of comprehensive space solutions and secure, precise, geospatial intelligence, today announced that Executive Vice President and Chief Financial Officer (CFO) Biggs Porter intends to retire from the Company sometime in 2023 and will remain in a consulting role following his retirement through March of 2024 to assist with the transition of the CFO office.

Maxar has initiated a search process to identify the company’s next CFO. Porter will continue as CFO until a successor is appointed and will assist with the process in order to ensure a seamless transition.

“Biggs has been instrumental in driving Maxar’s growth and financial transformation over the last several years,” said Maxar Chief Executive Officer Dan Jablonsky. “Under Biggs’ leadership, Maxar has reduced leverage, generated topline growth, margin expansion and significantly increased free cash flow. Thanks to his contributions, we have strengthened Maxar’s place as a global space leader and better positioned the company for long-term growth and value creation. On behalf of the Board and management team, I want to thank Biggs for his dedication to Maxar and I look forward to working together with him as we transition to a new CFO.”

“It has been extremely rewarding to have been a part of such a great team and such an innovative and impactful company,” said Porter. “With the progress we have made on our strategic growth plans, I am confident now is the right time to begin this transition. I look forward to seeing its continued success.”

Porter joined Maxar Technologies in August 2018 as Executive Vice President and Chief Financial Officer. During his tenure, Maxar successfully monetized assets and completed an equity offering, using proceeds to reduce debt, and recently completed a refinancing that has resulted in an improved capital structure and greater financial flexibility for Maxar. Porter also increased financial discipline and led the introduction of new financial tools and processes.

Prior to Maxar, Porter spent five years as Executive Vice President and CFO at Fluor Corporation, and six years as CFO of Tenet Healthcare Corp. Earlier in his career, he held leadership positions at Raytheon, Northrop Grumman and TXU.  He was twice named one of the 100 most influential people in finance by Treasury and Risk Magazine and was named multiple times in two different industries as a leading CFO by Institutional Investor magazine, including most recently at Maxar.

About Maxar

Maxar Technologies (NYSE:MAXR) (TSX:MAXR) is a provider of comprehensive space solutions and secure, precise, geospatial intelligence. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,400 team members in over 20 global locations are inspired to harness the potential of space to help our customers both create a better world. Maxar trades

Maxar Technologies | 1300 W. 120th Ave., Westminster, CO 80234 | maxar.com

on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements

This press release may contain forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Any such forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements, including those included in the Company’s filings with U.S. securities and Canadian regulatory authorities. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as may be required under applicable securities law.

Investor Relations Contact:

Jonny Bell

Maxar Investor Relations

1-303-684-5543

jonny.bell@maxar.com

Media Relations Contact:

Fernando Vivanco

Maxar Media Relations

1-720-877-5220

fernando.vivanco@maxar.com

Maxar Technologies | 1300 W. 120th Ave., Westminster, CO 80234 | maxar.com